Exhibit 3.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GUILFORD MILLS, INC.


           Guilford Mills, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

           1. The name of the Corporation is Guilford Mills, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 4, 1971.

           2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended, this Restated Certificate of Incorporation restates and further amends the Restated Certificate of Incorporation of this Corporation, as amended to date.

           3. That this Restated Certificate of Incorporation is being filed with the Secretary of State of Delaware on the effective date of the Corporation's Amended Joint Plan of Reorganization (the "Plan of Reorganization") under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"). Upon such filing, as provided in the Plan of Reorganization, all then issued and outstanding shares of the Corporation's (1) Common Stock, $.02 par value per share, and (2) Preferred Stock, $1.00 par value per share, if any, shall be cancelled and new common stock will be issued as provided in the Plan of Reorganization.

           4. That pursuant to the authority of Section 303 of the DGCL, this Restated Certificate of Incorporation was duly authorized and approved by an order dated September 20, 2002 of the United States Bankruptcy Court for the Southern District of New York confirming the Corporation's Plan of Reorganization under chapter 11 of title 11 of the United States Code, which provides for the making of this Restated Certificate of Incorporation.

           5. The text of the Restated Certificate of Incorporation of the Corporation as heretofore amended is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

           The name of the Corporation is Guilford Mills, Inc.


                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

           The address of the Corporation's registered office in the State of Delaware is Corporation Service Company; 2711 Centerville Road, Suite 400; Wilmington; New Castle County; Delaware 19808. The name of its registered agent at such address is Corporation Service Company.


                                  ARTICLE III

                                    PURPOSE

           The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

                                 CAPITALIZATION

           The Corporation is authorized to issue one class of stock to be designated Common Stock, par value $0.01 per share ("Common Stock"). The total number of shares of Common Stock that the Corporation shall have authority to issue is 11,000,000.

           No holders of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for, purchase or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

           Notwithstanding the foregoing authorization to issue Common Stock, no nonvoting equity securities of the Corporation shall be issued; this provision is included in this Restated Certificate of Incorporation in compliance with
Section 1123 of the United States Bankruptcy Code, 11 U.S.C. ss. 1123, and shall have no further force and effect beyond that required by such Section and for so long as such Section is in effect and applicable to the Corporation.


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
                                   ARTICLE V

                                     TERM

           The Corporation is to have perpetual existence.


                                   ARTICLE VI

                               BOARD OF DIRECTORS

           For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders, as the case may be, it is further provided that:

                     A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors of this Corporation shall not be less than six (6) nor more than ten (10). The exact number of directors shall be fixed and may be changed from time to time, within the limits specified above, by a resolution passed by a majority of the Board of Directors.

                     B. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend, or repeal the By-laws of the Corporation but the By-laws may be altered, amended or repealed or new By-laws may be adopted by the holders of a majority of the outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of a special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

                     C. The directors of the Corporation need not be elected by written ballot unless the By-laws of the Corporation so provide.

                     D. Advance notice of stockholder nomination for the election of directors and of any other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.


                                  ARTICLE VII

                               CUMULATIVE VOTING

           In the election of directors of the Corporation, each holder of stock of the Corporation shall be entitled to cumulative voting rights as to the directors to be elected by such holders in accordance with the provisions of
Section 214 of the Delaware General Corporation Law.


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
                                  ARTICLE VIII

                                 CERTAIN ACTIONS

           The Corporation shall be governed by the provisions of Section 203 of the Delaware General Corporation Law.


                                   ARTICLE IX

                                   AMENDMENTS

           The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware.


                                   ARTICLE X

                                INDEMNIFICATION

           A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director

           B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

           C. Neither any amendment nor repeal of this Article X, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this
Article X, with respect to any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.


                                   ARTICLE XI

                           MEETINGS OF STOCKHOLDERS

           Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.


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
           IN WITNESS WHEREOF, this Restated Certificate of Incorporation of Guilford Mills, Inc., is signed by a duly authorized officer of the Corporation as of the 4th day of October, 2002.



                                       GUILFORD MILLS, INC.

                                       By: /s/ Robert A. Emken, Jr.
                                           -----------------------------------
                                           Name: Robert A. Emken, Jr.
                                           Title: Secretary



















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